UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2013

GEOVIC MINING CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-52646	20-5919886
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5500 East Yale Avenue, Suite 302 Denver, Colorado		80222
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 476-6455

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

On October 22, 2013, Geovic Mining Corp. (the “Company”) entered into a severance and release agreement (the “Severance Agreement”) with Timothy D. Arnold, the Company’s Chief Operating Officer. The Severance Agreement provides that October 24, 2013 is Mr. Arnold’s last day of employment with the Company (the “Separation Date”).

Under the Severance Agreement, provided that Mr. Arnold does not revoke the Severance Agreement within seven calendar days of his execution of the Severance Agreement, the Company is obligated to pay Mr. Arnold a lump sum severance payment equal to $500,000.00, less applicable deductions and withholdings (the “Severance Amount”). The Company must pay the Severance Amount to Mr. Arnold on the first business day following six months after the Separation Date (the “Payment Date”), unless payment on that date would jeopardize the ability of the Company to continue as a going concern, in which case the Severance Amount is payable on the first date after the Payment Date where making such payment would not jeopardize the ability of the Company to continue as a going concern. Effective upon the actual payment of the Severance Amount, Mr. Arnold has agreed to release, subject to limited exceptions, the Company and its affiliates from any and all claims Mr. Arnold may have through the effective date of the Severance Agreement.

The Severance Agreement replaces and supersedes, with limited exceptions, the Executive Employment Agreement between the Company and Mr. Arnold, dated as of February 1, 2011, as amended on January 10, 2011, March 30, 2012 and July 1, 2012 (the “Executive Employment Agreement”).

In addition, on October 22, 2013, the Company entered into a services agreement (the “Services Agreement”) with Arnold Consulting, LLC (“Arnold Consulting”), of which Mr. Arnold is the principal. Pursuant to the Services Agreement, Arnold Consulting will provide services in connection with transition matters relating to matters for which Mr. Arnold was previously responsible as an employee of the Company, and Mr. Arnold will continue to serve as a Director and the Acting General Manager of the Company’s 60.5% owned subsidiary, Geovic Cameroon PLC until March 31, 2014 unless he is earlier replaced in that position by the Company (collectively, the “Services”). The Company may request the Services of Arnold Consulting from time to time under the Services Agreement, provided that the Services do not exceed 2.5 days in total time per month, and will pay Arnold Consulting a fixed rate of $1,400.00 per day for the Services and reimburse the reasonable direct expenses of Arnold Consulting related to the provision of the Services. Arnold Consulting’s obligation to perform the Services pursuant to the Services Agreement terminates on March 31, 2014.

The foregoing description of the terms of the Severance Agreement and the Services Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Severance Agreement and the Services Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and the terms of which are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

The Executive Employment Agreement was terminated on October 22, 2013. Information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02 of this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers

(b)   On October 22, 2013, Timothy D. Arnold, the Company’s Chief Operating Officer and principal operating officer, notified the Company of his intention to resign from his position as Chief Operating Officer of the Company. Mr. Arnold’s last day of employment with the Company was October 24, 2013.

Item 9.01	Financial Statements and Exhibits

 (d)  Exhibits.

Exhibit No.	Description
10.1	Confidential Severance and Release Agreement, dated October 22, 2013, between Timothy D. Arnold and Geovic Mining Corp.
10.2	Services Agreement, dated October 22, 2013, between Geovic Mining Corp. and Arnold Consulting, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2013

GEOVIC MINING CORP.

By: /s/ Michael T. Mason
Name: Michael T. Mason
Title: Chairman of the Board and
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Confidential Severance and Release Agreement, dated October 22, 2013, between Timothy D. Arnold and Geovic Mining Corp.
10.2	Services Agreement, dated October 22, 2013, between Geovic Mining Corp. and Arnold Consulting, LLC